UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2009

TREE TOP INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-10210	83-0250943
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

840 North Hollywood Way, 2nd Floor Burbank, CA	91505

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 261-3728

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2009, Robert Hantman was elected to the Board of Directors of Tree Top Industries, Inc. (the “Company”) for a one year term. Mr. Hantman was issued 1,000,000 shares of common stock of the Company.  Mr. Hantman’s term shall automatically renew each year unless it is otherwise recommended by the Board of Directors.

On May 29, 2009, Kathy Griffin was elected to the Board of Directors of the Company for a one year term.  Ms. Griffin was issued 1,000,000 shares of common stock of the Company as compensation for being a director. Ms. Griffin’s term shall automatically renew each year unless it is otherwise recommended by the Board of Directors.  On May 28, 2009, Ms. Griffin was also named President of the Company.  Mrs. Griffin, 55, has significant experience in marketing, sales, new business development and general business management, both in the United States and on the international scene.  Mrs. Griffin started her career at Superior Brands, where she held several positions, including International Marketing Manager.   Most recently she was employed as an executive in the New Business Development Group by Shuster Laboratories, a division of Specialized Technology Resources, Inc., a global provider of supply chain programs, corporate social responsibility, and consulting services.  Mrs. Griffin has a Bachelor’s degree from Boston College University, as well as advanced study in International Relations through the University of Massachusetts John McCormack Institute for Public Policy, and the American Marketing Association.  Ms. Griffin entered into an employment agreement on January 22, 2009, that became effective on April 1, 2009.  It was for a three year term with an annual performance and salary review.  Ms. Griffin’s initial annual salary under the agreement was $127,500.

On December 8, 2009, Chris Cecil resigned as Chief Executive Officer of NetThruster, Inc., a wholly owned subsidiary of the Company.  On March 1, 2010, Mr. Cecil effectively resigned from the Board of Directors of the Company.  Mr. Cecil did not provide the Company with any written correspondence concerning the circumstances surrounding his resignation from either position.

On December 27, 2009, Michael Valle resigned from the Board of Directors of the Company.  Mr. Valle reigned via email and gave no reasons for his resignation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, by and between Tree Top Industries, Inc. and Kathy Griffin entered into on January 22, 2009 and effective Aril 1, 2009.

99.1	Email from Michael Valle to Tree Top Industries, Inc., dated December 27, 2009.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TREE TOP INDUSTRIES, INC.

Date: March 17, 2010	By:	/s/ David Reichman
David Reichman, CEO and Chairman of the Board

	By:	/s/ Kathy M. Griffin
Kathy M. Griffin, President and Director